Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:  Robert Monson, CFO
               713-881-2816

SEITEL ANNOUNCES THIRD QUARTER RESULTS

HOUSTON, November 22, 2004 - Seitel, Inc. (OTC Bulletin Board: SELA), a leading provider of seismic data to the oil and gas industry, today reported its results for the third quarter and nine months ended September 30, 2004. Revenue for the quarter was $27.4 million compared to $39.2 million for the third quarter of 2003. Revenue for the nine months was $103.8 million compared to $101.3 million for the nine-month period last year.

"While we are surprised that the higher commodity prices have not yet stimulated more shelf data sales, we are confident that exploration spending will increase in the near term," stated Rob Monson, chief financial officer of Seitel. "We are beginning to see signs of this through stronger demand for new surveys which have a longer planning cycle, and we have experienced a stronger than normal demand for shelf data early in the fourth quarter. We received a US tax refund of $11.3 million in October, resulting in a cash balance of $33.9 million as of November 18th."

"We are very pleased with the progress that has been made over the past several quarters and we are seeing steady progress towards accomplishing our business goals," commented Fred Zeidman, chairman of Seitel. "We completed our first quarter out of the bankruptcy process, having paid all of our allowed pre-petition claims on August 13th."

For the third quarter, the company reported a net loss of $80.6 million, or $0.76 per share, compared with a net loss of $10.9 million, or $0.43 per share for the third quarter of 2003. Results for both periods include a number of special items that are not necessarily indicative of the company's core operations or future prospects, and impact the comparability between years. The loss for the third quarter of 2004 includes a $59.1 million non-cash amortization charge related to the company's decision to revise its estimate of the accounting data life from seven to four years.

"This decision to revise the accounting estimate of useful life of our data library was based on our commitment to conservatism and to better align us with the industry," continued Zeidman. "We believe we have one of the most extensive high quality seismic data libraries, and, with over 1,000 clients, we're very well regarded in our ability to both design and manage data surveys and provide the seismic data clients need. The Seitel 3D data library is already one of the largest, and we continue to grow the library through high quality additions."

During the quarter, the company incurred the following non-recurring charges: the $59.1 million amortization charge described above; $6.4 million in reorganization charges, which included costs related to restructuring efforts and bankruptcy proceedings; and $2.3 million in additional interest expense due to the overlapping of newly issued and retiring senior notes. Included in the net loss for the third quarter of 2003 were a $13.4 million impairment charge and $1.7 million in reorganization charges and various litigation costs.

For the nine months ended September 30, 2004, the company reported a net loss of $86.4 million, or $1.65 per share, compared with a net loss of $12.2 million, or $0.48 per share for the same period of the prior year. Results for both periods include a number of special items that are not necessarily indicative of the company's core operations or future prospects, and impact comparability between years. The 2004 period includes the $59.1 amortization charge, $12.4 million in reorganization charges, $2.3 million in overlapping interest expense and $0.8 million of severance costs for former executives. The 2003 period includes the $13.4 million impairment charge and $5.1 million in reorganization costs and various litigation costs, partially offset by $3.4 million of foreign currency re-measurement gains related to the strengthening of the Canadian dollar.

CONFERENCE CALL

Seitel will hold its quarterly conference call to discuss third quarter results today at 10:00 am Central Time (11:00 am Eastern Time). The dial-in number for the call is 800-901-5259, passcode Seitel. A live Webcast of the call can be accessed on the investor relations page of Seitel's Website at http://www.seitel-inc.com/investorrelations.asp. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 31281592, or by going to http://www.seitel-inc.com/investorrelations.asp.

ABOUT SEITEL

Seitel is a leading provider of seismic data and related geophysical services to the oil and gas industry in North America. Seitel's products and services are used by oil and gas companies to assist in the exploration for and development and management of oil and gas reserves. Seitel has ownership in an extensive library of proprietary onshore and offshore seismic data that it has accumulated since 1982 and that it offers for license to a wide range of oil and gas companies. Seitel believes that its library of onshore seismic data is one of the largest available for licensing in the United States and Canada. Seitel's seismic data library includes both onshore and offshore three- dimensional (3D) and two-dimensional (2D) data and offshore multi-component data. Seitel has ownership in over 32,000 square miles of 3D and approximately 1.1 million linear miles of 2D seismic data concentrated primarily in the major North American oil and gas producing regions. Seitel markets its seismic data to over 1,300 customers in the oil and gas industry, and it has license arrangements with more than 1,000 customers.

Statements in this release about the future outlook related to Seitel involve known and unknown risks and uncertainties, which may cause Seitel's actual results to differ materially from expected results. While Seitel believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond Seitel's control. Other important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in Seitel's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from Seitel without charge.

(Tables to follow)

The following table summarizes the components of our revenue for the three and nine months ended September 30, 2004 and 2003 (in thousands):

	Three months ended		Nine months ended
	September 30,		September 30,

	2004	2003	2004	2003

Acquisition revenue:
Cash underwriting	$5,184	$7,747	$29,195	$24,428
Underwriting from non-monetary exchanges	32	-	1,870	-
Licensing revenue:
New resales for cash	14,946	19,246	52,271	57,560
Non-monetary exchanges	1,532	3,261	10,470	9,218
Deferral of revenue	(7,648)	(9,805)	(31,639)	(35,685)
Selections of data	12,211	17,403	37,990	42,433
Solutions and other	1,147	1,347	3,607	3,342
Total revenue	$27,404	$39,199	$103,764	$101,296

SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	(Unaudited)
	September 30,	December 31,
	2004	2003

ASSETS
Cash and equivalents	$17,924	$44,362
Restricted cash	161	202
Receivables
Trade, net	37,256	37,461
Notes and other, net	11,709	12,047
Net seismic data library	165,393	247,541
Net other property and equipment	12,095	15,431
Oil and gas operations held for sale	230	1,552
Investment in marketable securities	23	99
Prepaid expenses, deferred charges and other assets	14,269	8,394

TOTAL ASSETS	$259,060	$367,089

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities not subject to compromise:
Accounts payable and accrued liabilities	$22,939	$17,414
Income taxes payable	134	-
Oil and gas operations held for sale	15	17
Senior Notes	188,618	-
Term loans	424	5,417
Obligations under capital leases	5,570	6,571
Deferred income taxes	798	1,953
Deferred revenue	51,780	58,876
Liabilities subject to compromise	-	273,119
TOTAL LIABILITIES	270,278	363,367

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Preferred stock, par value $.01 per share; authorized
5,000,000 shares; none issued	-	-
Common stock, par value $.01 per share; authorized
400,000,000 and 50,000,000 shares at September 30,
2004 and December 31, 2003, respectively; issued and
outstanding 150,414,143 at September 30, 2004 and	1,504	258
25,811,601 at December 31, 2003
Additional paid-in capital	233,991	166,630
Retained deficit	(248,735)	(159,731)
Treasury stock 435,918 shares at cost at
December 31, 2003	-	(5,373)
Deferred compensation - restricted stock	(45)	-
Notes receivable from officers and employees	(30)	(124)
Accumulated other comprehensive income	2,097	2,062
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(11,218)	3,722

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$259,060	$367,089

(more)

SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,
	2004	2003

REVENUE	$27,404	$39,199

EXPENSES:
Depreciation and amortization	90,771	23,399
Cost of sales	52	180
Selling, general and administrative expenses	7,073	7,023
Impairment of seismic data library	-	13,354
	97,896	43,956

LOSS FROM OPERATIONS	(70,492)	(4,757)

Interest expense, net	(8,147)	(5,016)
Foreign currency exchange gains	1,761	329
Reorganization items	(6,383)	(1,675)

Loss from continuing operations before income taxes	(83,261)	(11,119)

Benefit for income taxes	(2,583)	(192)

Loss from continuing operations	(80,678)	(10,927)

Income from discontinued operations	89	19

NET LOSS	$(80,589)	$(10,908)

Basic and diluted loss per share:
Loss from continuing operations	$(.76)	$(.43)
Income from discontinued operations	-	-
Net loss	$(.76)	$(.43)

Weighted average number of common and common
equivalent shares - basic and diluted	106,289	25,376

(more)

SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS (Unaudited)

(In thousands, except per share amounts)

Nine Months Ended September 30,

  2004

  2003

   REVENUE

  $

  103,764

  $

  101,296

   EXPENSES:

   Depreciation and
  amortization

  139,193

  61,506

   Cost of sales

  261

  510

   Selling, general and
  administrative expenses

  23,287

  24,571

   Impairment of seismic
  data library

  -

  13,354

  162,741

  99,941

   INCOME (LOSS) FROM
  OPERATIONS

  (58,977

   )

  1,355

   Interest expense, net

  (18,415

   )

  (15,072

   )

   Foreign currency
  exchange gains

  953

  3,358

   Gain on extinguishment
  of liabilities

  -

  681

   Reorganization items

  (12,415

   )

  (1,675

   )

   Loss from continuing
  operations before income taxes

  (88,854

   )

  (11,353

   )

   Provision (benefit) for
  income taxes

  (2,272

   )

  621

   Loss from continuing
  operations

  (86,582

   )

  (11,974

   )

    Income (loss) from discontinued operations

  133

  (179

   )

   NET LOSS

  $

  (86,449

   )

  $

  (12,153

   )

   Basic and diluted loss
  per share:

   Loss from continuing
  operations

  $

  (1.65

   )

  $

  (.47

   )

   Income (loss) from
  discontinued operations

  -

  (.01

   )

   Net loss

  $

  (1.65

   )

  $

  (.48

   )

   Weighted average number
  of common and

   common equivalent
  shares - basic and diluted

  52,544

  25,376

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